Exhibit 99.1

Blue Owl Capital Announces Agreement to Acquire Oak Street Real Estate Capital

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Transaction adds a complementary real estate capability to Blue Owl’s suite of financing solutions for users of capital and offers institutional and retail investors additional compelling investment options

New York, New York and Chicago, Illinois - October 18, 2021 – Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) announced today it has entered into a definitive merger agreement to acquire Oak Street Real Estate Capital, LLC (“Oak Street”) and its investment advisory business. The transaction is expected to close in the fourth quarter of 2021 and is subject to customary closing conditions.

The closing purchase price of $950 million will be funded through a combination of cash and Blue Owl common units (up to an aggregate of approximately 39 million Blue Owl common units issuable at closing). In addition, upon the achievement of certain performance thresholds, Oak Street equity holders will be entitled to earnouts payable in cash at future dates or in Blue Owl common units at closing (approximately 39 million common units subject to vesting), up to a total of approximately $650 million. The transaction is anticipated to be approximately 5- 7% accretive to Distributable Earnings per Share starting in 2022.

Oak Street is a Chicago-based firm, founded in 2009 with over 35 employees and with $10.8 billion of assets under management as of June 30, 2021. The firm focuses on two primary strategies: structuring sale-leasebacks, which includes triple net leases, as well as providing seed and strategic capital.

Oak Street has built the industry’s preeminent net lease platform with meaningful capital, scale and the expertise necessary to enter into large, complex sale-leaseback transactions with major, credit worthy corporations. The net lease funds provide corporate tenants with the ability to optimize their balance sheets, delivering immediate liquidity, tax benefits, and operational flexibility. Oak Street’s active net lease funds primarily focus on single tenant properties, net leased to investment grade and credit worthy tenants, under long duration leases, providing for predictable income. The firm is a market leader in providing unique and flexible real estate solutions to a variety of organizations including corporations, healthcare systems, universities, and government entities.

The Seeding and Strategic Capital business focuses on investing in early-stage real estate managers across various industry sectors. The platform provides strategic institutional capital to managers typically enhanced by attractive general partnership economics and an active governance role. The platform seeks to work with strongly aligned management teams with leading investment capabilities, oftentimes led and controlled by women and minorities.

Doug Ostrover, Co-Founder and CEO of Blue Owl, said: “We are very excited about this strategic transaction and believe that Oak Street’s experienced team and strong franchise will both contribute to and benefit from the scale and positive network effects of the Blue Owl platform.”

Marc Lipschultz, Co-Founder and Co-President of Blue Owl, said: “Oak Street has created a market-leading platform in the net lease sector, leveraging the expertise and disciplined underwriting of its investment team to generate very strong returns for its investors. We believe their focus on flexible real estate related financing solutions will be very complementary to our existing Direct Lending and GP solutions capabilities.”

Michael Rees, Co-Founder and Co-President of Blue Owl, added: “One of the many key synergies with Oak Street is that the firm provides leading products to the high-net-worth and retail channels, a critical part of Blue Owl’s business strategy.”

Marc Zahr, Co-Founder and CEO of Oak Street, said: “There is a strong fit between Blue Owl and Oak Street, highlighted by our mutual drive to be market leaders in what we do, our shared deep appreciation for the value of long-duration capital, and our focus on downside protection and robust income generation for our investors. My team and I look forward to partnering with the Blue Owl team to bring Oak Street’s differentiated product offerings to a new base of investors and to collaborate to bring additional investment opportunities to investors in Oak Street’s funds down the line.”

Upon closing of the transaction, key members of the Oak Street leadership team will remain in place leading the Oak Street business, and Oak Street’s Chicago office will become an additional office for Blue Owl. In addition, Marc Zahr will join Blue Owl’s Board of Directors and Executive Committee.

A supplemental investor presentation on the transaction is available on the Investor Resources section of Blue Owl’s website at www.blueowl.com.

Kirkland & Ellis LLP acted as legal counsel to Blue Owl. Berkshire Global Advisors served as financial advisor and Willkie Farr & Gallagher LLP acted as legal counsel to Oak Street.

About Blue Owl

Blue Owl is an alternative asset manager that provides investors access to Direct Lending and GP Capital Solutions strategies through a variety of products. The firm’s breadth of offerings and permanent capital base enables it to offer a differentiated, holistic platform of capital solutions to participants throughout the private market ecosystem, including alternative asset managers and private middle market corporations. The firm had approximately $62.4 billion of assets under management as of June 30, 2021. Blue Owl’s management team is comprised of seasoned investment professionals with more than 25 years of experience building alternative investment businesses. Blue Owl has approximately 250 employees across its Direct Lending and GP Capital Solutions divisions and has six offices globally. For more information, please visit us at www.blueowl.com.

About Oak Street

Oak Street Real Estate Capital is a diversified real estate investment firm. The firm was founded in 2009 and headquartered in Chicago, Illinois. Oak Street offers a unique platform combining direct and indirect real estate strategies across two lines of business, its Net Lease platform and its Seeding and Strategic Capital platform. The Net Lease platform is focused on acquiring properties net-leased to investment grade and creditworthy tenants. Oak Street specializes in providing flexible capital solutions to a variety of organizations including corporations, healthcare systems, universities and government entities.

The Seeding and Strategic Capital platform was founded with the focus of investing in early-stage real estate managers. The firm provides strategic institutional capital to managers enhanced by attractive general partnership economics and an active governance role. The platform seeks to work with strongly aligned management teams with leading investment capabilities, oftentimes led and controlled by women and minorities.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.

Important factors that may cause actual results or outcomes to differ from those indicated in the forward-looking statements include, among others, the inability to complete and recognize the anticipated benefits of the Oak Street acquisition on the anticipated timeline or at all; costs related to the transaction and the integration of the Oak Street business and operations; Blue Owl’s ability to manage growth and execute its business plan; potential litigation involving Blue Owl; changes in applicable laws or regulations; the impact of other general economic, business, and competitive factors; the impact of the continuing COVID-19 pandemic on Blue Owl’s business and additional factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”).

This press release includes certain non-GAAP financial measures, including Distributable Earnings per Share, that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. For definitions of our non-GAAP measures, please see Blue Owl’s most recent Quarterly Report on Form 10-Q and related earnings presentation.

Investor Contact

Ann Dai

Head of Investor Relations

owlir@blueowl.com

Media Contact

Prosek Partners

David Wells / Nick Theccanat

Pro-blueowl@prosek.com

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